Exhibit 3.53

State of Delaware Secretary of State Division of Corporations Delivered 02:35 PM 06/27/2007 FILED 02:31 PM 06/27/2007 SRV 070757814 - 4379437 FILE

CERTIFICATE OF INCORPORATION

OF

LINDEN BCA BLOCKER CORP.

ARTICLE ONE

The name of the corporation is Linden BCA Blocker Corp.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 100 shares of Common Stock, with a par value of $.01 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

MAILING ADDRESS

Cindy Oberdorff	200 East Randolph Drive
Suite 5500
Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE ELEVEN

The corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its directors or stockholders (other than such directors or stockholders that are officers of the corporation).

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ARTICLE TWELVE

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 27th day of June, 2007.

By:	/s/ Cindy Oberdorff
Cindy Oberdorff, Sole Incorporator

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State of Delaware Secretary of State Division of Corporations Delivered 06:43 PM 12/15/2011 FILED 06:09 PM 12/15/2011 SRV 111299911 - 4379437 FILE

CERTIFICATE OF CORRECTION

TO

CERTIFICATE OF INCORPORATION

OF

LINDEN BCA BLOCKER CORP.

* * * *

Adopted in accordance with the provisions

of §103 (f) of the General Corporation Law

of the State of Delaware

* * * *

Anthony B. Davis, being the President of Linden BCA Blocker Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the corporation is Linden BCA Blocker Corp. (the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation which was filed with the Secretary of State of Delaware on June 27, 2007 is hereby corrected.

THIRD: The defect to be corrected in the Certificate of Incorporation is as follows:

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 100 shares of Common Stock, with a par value of $.01 per share.

FOURTH: Article Four of the Certificate of Incorporation of the Corporation, in its corrected form, shall read as follows:

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

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IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of correcting the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Correction to the Certificate of Incorporation this 15th day of December, 2011.

By:	/s/ Anthony B. Davis
Name:	Anthony B. Davis
Title:	President

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